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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Stonepath Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-64452, 333-91240, 333-104228, 333-108605, 333-110231 and
333-112609) and the registration statements on Form S-8 (Nos. 333-74918, 333-103439, 333-109249 and 333-113052) of Stonepath Group, Inc. of our report dated February 24, 2004, with respect to the consolidated balance sheet of Stonepath Group, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2003, and our report dated January 31, 2005 with respect to the related financial statement schedule, which reports appear in the December 31, 2004 annual report on Form 10-K of Stonepath Group, Inc.


                                  /s/ KPMG LLP

Philadelphia, Pennsylvania
March 31, 2005


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